UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2022

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Marsh Hill Road Orange, Connecticut	06477
(Address of principal executive offices)	(Zip Code)

(207) 629-1190

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2022, Avangrid Management Company, LLC, a wholly owned subsidiary of Avangrid, Inc. (the “Corporation”), entered into a separation and release agreement (the “Separation Agreement”) with Robert D. Kump in connection with his previously announced retirement as Deputy Chief Executive Officer and President of the Corporation. In addition to the separation payments and benefits that Mr. Kump is entitled to under his previously filed employment agreement in respect of a retirement, the Separation Agreement provides that in recognition of Mr. Kump’s many years of service to the Corporation and its subsidiaries Mr. Kump will receive a payment of $900,000 and reimbursement of up to $20,000 in legal fees related to or arising out of his retirement, subject to customary confidentiality and restrictive covenant provisions, including non-disparagement, non-competition and non-solicitation.

The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed by the Corporation as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Confidential Separation Agreement and Release, dated June 24, 2022, between Robert D. Kump and Avangrid Management Company, LLC.

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ R. Scott Mahoney
Name:	R. Scott Mahoney
Title:	Senior Vice President – General Counsel and Corporate Secretary

Dated: June 24, 2022

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